EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1, of our report dated April 15, 2014 relating to the consolidated financial statements of Fresh Promise Foods, Inc. and subsidiaries which appears in Fresh Promise Foods, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ D’Arelli Pruzansky, P.A.

February 13, 2015
Boca Raton, Florida